                                                                    EXHIBIT 10.1

                            AIRCRAFT LEASE AGREEMENT

This Aircraft Lease Agreement ("Agreement") is entered into on this 20th day of August, 2004, by and between Regal Aviation LLC, a Delaware limited liability corporation, having an office at 3232 Love Field Drive, Dallas, Texas 75235 (hereinafter referred to as "Regal") and MW Sky LLC, a Delaware limited liability company, having its principal office at 5803 Glenmont, Houston, Texas 77081 (hereunder referred to as "Lessor"), and

Lessor is the owner of a certain Gulfstream III, N444GA, Serial Number 301 aircraft (as identified in Exhibit "A" and hereinafter referred to as the "Aircraft"), and Regal desires to lease from Lessor, and to operate, manage, and market, the Aircraft in accordance with the terms of this Agreement.

In consideration of the foregoing and the agreements contained herein, Lessor agrees to lease the Aircraft to Regal, and Regal agrees to lease the Aircraft from Lessor and to provide aircraft management services as follows:

1) SCHEDULING AND DISPATCH SERVICES. Regal shall provide scheduling and dispatch service to Lessor. Scheduling and dispatch services shall include the coordination of flight schedules for use of the Aircraft, the coordination of maintenance to be performed on the Aircraft, record keeping and reporting (to both Lessor and such governmental entities as may be required by applicable law), and such additional services as may be mutually agreed upon by the parties.

      One full time account manager will be provided to Lessor who will be responsible to Lessor for scheduling and dispatch services. The initial manager shall be Casey Barr.

2) AIRCRAFT STORAGE AND IN-CABIN SERVICES. Regal shall cause the Aircraft to be based at Regal Aviation's Lessor Care Center (the "Facility"), Dallas Love Field Airport, Dallas, Texas (the "Airport"). Lessor shall lease hangar storage space for the Aircraft at the Facility at the rates outlined in Exhibit B of this Agreement. Lessor agrees to pay to Regal all amounts due under the hangar lease, in accordance with the terms of this Agreement.

      Regal will arrange for trash removal, vacuuming, supply restocking, and interior cleaning after each flight for the Aircraft. Additional cleaning and detailing services (i.e., shampooing of carpets, steam cleaning of seats, polishing of bright work, etc.) to maintain the appearance of the aircraft will be provided by Regal at a reasonable additional cost, which will be itemized in detail of the monthly invoice. No cosmetic work exceeding $1,500.00 will be performed without prior approval of Lessor.

3) CREW SERVICE. Regal shall provide Crew Services (as defined below) for all flights whether such flights are for the Lessor or for Federal Aviation Regulations ("FAR's") Part 135 charter. Lessor shall pay Regal Twenty One Thousand and No/100 Dollars ($21,000.00) per month for Regal to provide Crew Services (as defined below) for the Aircraft.

      (a) The "Crew Services" shall consist of (2) Captains, each holding an Airline Transport Pilot rating and possessing sufficient training and experience in the Aircraft and one Co-Pilot holding at least a commercial pilot's license with multi-engine and instrument endorsements (together, the "Crew").

      (b) Lessor agrees to pay all reasonable direct out-of-pocket expenses incurred either by the Crew or in connection with the operation of the Aircraft while on assignment for the Lessor. Such expenses include, but are not limited to, (i) Crew meals, lodging, and transportation; (ii) parking, landing fees, hangar fees, fuel purchases, deicing fees, customs fees, and all other Aircraft-related expenses; and (iii) normal cabin supplies consumed during use of the Aircraft by Lessor.

      (c) With respect to any flights, the captain shall have the final authority to determine whether any flight should be delayed and/or canceled due to departure and/or enroute and/or terminal weather conditions or aircraft, equipment, facility, or other conditions that may be considered hazardous to the Aircraft or its occupants.

      (d) All Crew members are required to successfully complete initial and recurrent annual Regal administered ground school and factory simulator training as required. Lessor shall be responsible for the cost of the initial and recurrent training for Crew members.

      (e) The Aircraft and Crew shall be made available upon the request of Lessor except when the Aircraft has a charter flight scheduled as provided herein by Regal.

      (f) If during the term of this Agreement, or any extension thereof, or for three (3) months thereafter, Lessor elects to hire any Applicable Employee, to perform the same of substantially the same services for Owner as said Applicable Employee was providing or had provided Regal, Lessor agrees to pay Regal Twelve Thousand Five Hundred Dollars ($12,500.00) for each such Applicable Employee that Lessor hires. Such compensation shall be paid within thirty (30) days of Lessor's hiring of said Applicable Employee and shall be deemed compensation for Regal's expenses incurred in training such Applicable Employee. For purposes of this provision, an "Applicable Employee" shall be defined as a current employee of Regal and/or any former employees of Regal whose employment with Regal terminated less than three (3) months prior to Lessor's hiring of said employee.

4) MAINTENANCE. Regal and Lessor agree that the Aircraft shall be maintained in accordance with all of its manufacturer's recommendations and procedures and in accordance with the standards and guidelines established by the Federal Aviation Administration ("FAA") and other applicable law. Regal shall perform, or cause to be performed, all maintenance, repair, inspection, and overhaul work necessary to maintain the Aircraft in good operating condition, including, without limitation, maintenance of the airworthiness of the Aircraft pursuant to Part 91 and 135 of the FAR's and the manufacturer's recommendations, including the annual Aircraft Flight Information System ("AFIS") subscription for the Aircraft (hereinafter the "Maintenance.")

      All work performed on the Aircraft shall be accomplished in accordance with the standards set by the FAA, the Aircraft manufacturer, and relevant component manufacturers. Regal shall cause to be maintained all records, logs, and other materials required by the FAA to be maintained in connection with the Aircraft.

      Regal shall provide assistance to Lessor on matters regarding the Aircraft, including, without limitation, FAA and manufacturer's correspondence and directives, administration and enforcement of warranty claims and insurance matters, and preparation and filing of FAA and any other required reports or registrations.

      The cost of all Maintenance shall be the sole responsibility of Lessor, unless a repair is caused by the negligence of, or breach of this Agreement by Regal, its officers, employees, or affiliates. Maintenance performed by Regal personnel shall be at the shop rate of Seventy-Five Dollars ($75.00) per hour.

5) FUEL. Lessor shall be responsible for all fuel and lubricant costs for the Aircraft. Fuel shall be purchased at a contract discount rate wherever possible. Regal agrees to use Lessor's fuel credit cards for fuel purchases whenever possible. For fuel purchased using Regal's fuel credit cards, Lessor shall pay to Regal a handling fee of fifteen cents ($0.15) per gallon for all fuel provided to the Aircraft. Fuel purchased at the Facility shall be charged to Lessor at forty-five cents ($0.45) off Regal's retail rate per gallon.

6) INSURANCE. Lessor shall provide hull and liability insurance under an aircraft fleet policy. The amounts of such insurance, coverage areas, named insured, etc. are described in Exhibit "C" of this Agreement. Regal shall notify Lessor immediately of any incident which may give rise to a claim under Lessors insurance coverages detailed in Exhibit "C." Regal shall obtain the consent of Lessor prior to making any decisions regarding the filing of insurance claims or the involvement of the Aircraft in any litigation. Regal shall not allow the Aircraft to be operated or located in any area excluded from coverage by any insurance provided by the terms of this Agreement.

      Regal shall provide workers compensation insurance for all pilots and personnel working in, on, or about Lessor's aircraft.

      All insurance coverages set forth in Exhibit "C" must be with insurers having an A.M. Best minimum rating of "A XII" or Standard & Poor's minimum rating of "A."

      Lessor shall provide to Regal evidence of all required insurance by way of a certificate.

7) SERVICE FEE. Lessor shall pay to Regal a Service Fee in the amount of Four Thousand Dollars ($4,000.00) per month during the term of this Agreement, in addition to the costs and expenses for which Lessor is responsible. The Management Fee and expense reimbursement shall be due within thirty (30) days after invoice from Regal for services provided to Lessor. Regal's invoices to Lessor shall identify with reasonable particularity the Management Fee and other services and expenses for which Lessor is responsible. In the event that Lessor disputes any invoiced amount or portion thereof, Lessor shall notify Regal of its dispute within ten (10) days of its receipt of the invoice, specifying the item or items that Lessor disputes and providing each reason therefore. Notwithstanding Lessor's dispute of any portion of an invoice, Lessor shall be obligated to pay the undisputed balance in accordance with the terms hereof.

8) USE OF AIRCRAFT BY LESSOR AND ITS AFFILIATES; CHARTER. As rent for the Aircraft, Lessor and its affiliates shall have the right to unlimited use of the Aircraft on a priority basis. At such times as the Aircraft is not being used by Lessor or its affiliates, as provided above, Lessor hereby grants to Regal the exclusive right to charter the Aircraft to third parties, upon such financial terms and conditions, as Regal deems acceptable; provided, however, that without the prior written approval of Lessor, Regal shall charge charter customers not less than $4,300 per hour for charter of the Aircraft. The Aircraft will be placed under the Regal Aviation, LLC Charter Certificate, #YNTA128U. Regal will actively advertise, market, send out invoices, and collect revenues for charter flights. Lessor may from time to time, upon written notice to Regal and subject to Regal's consent (which consent shall not be unreasonably withheld), increase the minimum charge per hour. As rent for the Aircraft, Regal will pay Lessor eighty-five percent (85%) of all billed flight revenue for time the Aircraft is chartered by Regal to third parties, rounded to the nearest tenth of an hour. All amounts due to Lessor for each month shall be paid to Lessor within thirty (30) days following the last day of each calendar month.

9) TERMINATION. The initial term of this Agreement shall be twelve (12) months. This Agreement shall automatically renew on every anniversary date, pursuant to the same terms and conditions as set forth herein, unless either party gives written notice of termination of at least thirty
      (30) days prior to the end of the term. Unless otherwise agreed in writing by the parties hereto, this Agreement shall terminate on the date of any sale of the Aircraft by Lessor.

      This Agreement may be terminated by either party, upon not less than thirty (30) days prior written notice to the other party, upon any material breach of the Agreement buy such other party. Such notice shall describe in reasonable detail the material breach (or breaches) upon which such notice of termination is based.

      This Agreement may be terminated by Lessor, upon written notice to Regal designating the date of termination, in the event of a Change of Control. As used in this Agreement, "Change of Control" means with respect to Regal
      (a) the sale, lease or transfer of all or substantially all of Regal's assets to any person or group (within the meaning of the Securities, Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder), (b) the liquidation or dissolution of Regal or (c) the acquisition or ownership, directly or indirectly, beneficially or of record by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder) of more than 49% of the ownership of Regal.

      Termination of this Agreement shall not relieve either Lessor or Regal from any obligation hereunder arising prior to the effective date of such termination.

10) MODIFICATION. This Agreement shall not be modified except in writing and signed by both parties.

11) LEASING TO THIRD PARTIES. Other than charters pursuant to FAR Part 135 as provided above, the Aircraft shall not be leased to third parties without the express written permission of Lessor and Regal.

12) OPERATIONS. During the term of this Agreement, the Aircraft shall be operated and maintained in accordance with this Agreement. Regal shall at all times have and maintain exclusive use and operational control of the Aircraft in accordance with FAR Section 135.77. Regal shall have sole possession, control and use of the Aircraft for flight, within the meaning of FAR Section 135.25, and for the purposes of determining and performing required maintenance and ensuring compliance with all applicable FAA regulations.

      Notwithstanding any other provision of this Agreement which may possibly be interpreted to the contrary, it is the intent of the parties that Regal shall maintain "operational control" (pursuant to the definition and use of such term in the FAA regulations) of the Aircraft operated pursuant to this Agreement during all such operations, and shall be responsible for complying with all provisions of the FAA regulations applicable to such operations.

13) INDEMNIFICATION. Lessor hereby agrees to defend, indemnify, protect, save and keep harmless Regal and its agents and employees, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits, including legal expenses, of whatever kind and nature, imposed or incurred by or asserted against Regal on the basis of any act or omission of Lessor, its agents, servants and employees.

      Regal hereby agrees to defend, indemnify, protect, save and keep harmless Lessor and its agents and employees from and against any and all liabilities, obligations, losses, damages, penalties, claims actions and suits, including legal expenses, of whatever kind and nature, imposed or incurred by or asserted against Lessor on the basis of any act or omission of Regal, or negligence of Regal, its agents, servants and employees.

      The indemnities contained in this Section 13 shall survive the termination of this Agreement.

14) RETURN OF AIRCRAFT. Upon the termination of this Agreement Regal shall return the Aircraft (with all Records) to Lessor, at a location designated by Lessor in the continental United States, in good operating and airworthy condition with the same interior configuration as of the date of this Agreement. Regal is not responsible for normal wear and tear to the Aircraft during the term of this Agreement. As used in this Agreement, the term "Records" means all log books, manuals, certificates, inspection, maintenance, modification, overhaul, engineering and technical records (including all computerized data, records and materials) relating to the Aircraft, including, without limitation, all records required to be maintained by the FAA or any other governmental agency or authority having jurisdiction with respect to the Aircraft or any manufacturer of the Aircraft (or any part thereof, including the engines).

15) SECURITY. Termination of this Agreement shall not release either Lessor or Regal from any obligation hereunder arising prior to the effective date of such termination.

      Regal will cause the Aircraft to be locked and inaccessible to outsiders during flights away from the Facility when the Crew is not physically present at the Aircraft. Regal will secure the Aircraft while it is located at the Facility.

16) DISPUTES. In the event of a dispute under this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs from the other party.

17) GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (excluding its conflicts of law principles), including all matters of construction, validity, and performance. Any claim or controversy that arises out of this Agreement, or is related to this Agreement, or the breach of it, shall be settled by arbitration in Dallas, Texas before and in accordance with the rules of the American Arbitration Association. Judgment upon the award may be entered in any court with jurisdiction.

18) PAYMENTS. Any payments due to either party under this Agreement, or any portion thereof, if not paid on or before the due date, shall bear interest at the lesser of 8% per annum or the maximum rate allowed by law.

19) NOTICES. All notices, requests, consents, and permissions required or permitted by the terms and conditions of this Agreement shall be in writing, and any such notice, request, consent, and permission shall become effective when delivered by overnight courier or messenger, or telecopier/facsimile, when receipt is confirmed at the following contact information for the parties:

         Lessor:           MW Sky LLC
                           5803 Glenmont
                           Houston, Texas 77081
                           Attn: Ms. Claudia Pruitt
                           PH: 713-592-7322
                           FX: 713-592-7075

         Regal:            David MacDonald
                           Regal Aviation LLC
                           3232 Love Field Drive
                           Dallas, Texas 75235
                           Phone (214) 654-0994
                           Fax (214) 654-9588.

      or to such other notice address as either party may, from time to time, hereafter designate in writing to the other.

20) ENTIRE AGREEMENT, AMENDMENTS. This Agreement embodies the entire agreement and understanding between Regal and Lessor with respect to its subject matter and supersedes all prior agreements and understandings and shall not be modified or amended except by a written instrument signed by duly authorized representatives of the parties.

21) ASSIGNMENT. Neither party shall have the right to assign all or any part of its rights or obligations under this Agreement without the agreement of the other party.

22) EXECUTION. Each of the parties agree that each of them shall be entitled to rely upon the signature of the other party hereto, received via facsimile transmission, to the same extent as an originally signed copy hereof; provided, however, this shall not relieve either party from delivery of originally signed documents.

23) SUCCESSORS. The rights and obligations of the parties shall inure to the benefit of, and be binding and enforceable upon, the respective successors and permitted assigns of the parties.

IN WITNESS WHEREOF, the parties hereto affix their duly authorized signatures in the spaces provided below as of the date first written above.

CONTRACT ACTIVATION DATE:  August 20, 2004

Regal Aviation LLC                              MW Sky LLC

By: /s/ DAVID MACDONALD                         By: /s/ CLAUDIA A. PRUITT
    ---------------------                           ----------------------------
    David MacDonald                                 Claudia A. Pruitt
    President                                       Vice President and Treasurer